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                                 LOAN AGREEMENT

        THIS AGREEMENT is made as of the 8th day of October, 1995, between the Eastern Shawnee Tribe of Oklahoma (herein the "Tribe"), and Creative Gaming International, a Nevada corporation (herein "Lender"), on the other hand.

1. RECITALS.

        1.1 Tribe is recognized as eligible by the Secretary of the Interior for the special programs provided by the United States to Indians and is recognized as possessing powers of self-government. Tribe is entering into and executing this agreement pursuant to and in accordance with its powers under its Constitution, Bylaws (or comparable organizing documents) and other Tribal laws and resolutions.

        1.2 The Tribe and Lender desire to utilize their respective powers and abilities to establish a class III gaming project on certain lands identified by the parties in Article III, section 3.36 of that certain gaming management contract executed concurrently herewith ("Management Contract"), which lands are designated therein and hereinafter as "Site." Tribe intends to use the Site for the purpose of raising funds through gaming for Tribal governmental and other purposes as provided in the Indian Gaming Regulatory Act, 25 U.S.C.
Section 2701 et seq. ("IGRA").

        1.3 Development of the Site for gaming purposes may require governmental approvals. Lender has agreed to loan funds to Tribe to obtain such approvals and for other matters prior to the approval of the Management Contract, all of which loans shall be deemed the "Preapproval Loan." The Preapproval Loan shall be deemed to encompass separate and independent obligations from those obligations contained in the Management Contract or any other agreement of the parties, and are evidenced by this Loan Agreement and the Note executed concurrently herewith, which Loan Agreement and Note are referred to collectively hereinafter as the "Loan Documents." The Loan Documents constitute agreements of the parties which are not in conflict with
Section 4.1 or any other part of the Management Contract. The Loan Documents shall be deemed controlling between the parties until they and the obligations contained therein are merged into a duly approved Management Contract. For purposes of the Loan Documents, Approval Date shall mean the date Management Contract is approved by the parties and appropriate governmental agencies.

        1.4 In addition to the Preapproval Loan, Lender has agreed to make certain loans to Tribe in connection with construction and operation of the Project and related purposes under the Management Contract ("Postapproval Loan"). The obligation for funding the Postapproval Loan and Lender's other obligations under the Management Contract, other than those specifically contemplated to occur prior to such approval, will not arise until the Management Contract has been duly approved by the NIGC and any other Governmental Agency required to do so under applicable law. If the Management Contract is not approved by such Governmental Agency, only the Preapproval Loan will have been made, and the Loan Documents shall survive independently from the Management Contract. In the event the Management Contract is duly approved, the Loan Documents shall merge into the Management Contract, and all principal and interest due under the Loan Documents thereupon shall be made part of the principal and interest due under the Postapproval Loan in the Management Contract.


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        1.5  Neither this Loan Agreement nor the Note executed concurrently herewith provides for, or is intended to provide for, any gaming management or any other services or constitutes a "management contract" as that term is used in IGRA and all terms in this Loan Agreement and said Note shall be construed with that intention in mind.

2.      LOAN.

        Subject to the terms and conditions of this Agreement, Lender agrees to release to Tribe, and Tribe agrees to borrow from Lender, said Preapproval Loan in an amount not to exceed One Million Dollars ($1,000,000), the proceeds of which are to be used in connection with the purposes set forth in the Recitals above, and which Recitals are made a material part of this Agreement. Such loan funds include but are not limited to:

        a. $120,000 already advanced, which Tribe has used in connection with establishing its ownership of the Site.

        b. $250,000 to be advanced to Tribe upon execution of these Loan Documents and the Management Contract, for Tribal legal fees for the above purposes and such other Governmental Agency approval efforts in connection with the purposes of this Loan as Tribe and Lender shall determine.

        c. Such monies as may be advanced by Lender to assist in preparing the Site for construction in anticipation of approval of the Management Contract.

        d. Such other monies expended by Lender as shall relate to the purposes set forth herein and in the Management Contract.

3.      NOTE.

        The Preapproval Loan will be evidenced by a Note executed concurrently herewith. The Note shall bear interest on the unpaid principal balance accrued from the date of signing of this Note on funds released on or before such date, and from the release of other funds after such date. Interest shall be computed at the rate of New York Prime plus two (2) percentage points per annum, as per
Section 11.2 in the Management Contract and as referenced in the Wall Street Journal on the date when interest first applies, provided any interest charged shall not exceed the maximum permitted by law. The Preapproval Loan, including all accrued but unpaid interest, shall be incorporated into the principal of the Postapproval Loan upon the Approval Date, if any. In the event there is no Approval Date within the 5 years anticipated in the Management Contract, or the parties have mutually determined, which determination shall be made in good faith, that there is not going to be an Approval Date within such time, the Loan shall be amortized over 84 equal monthly payments commencing on the 25th day of the month after the month of the expiration of said 5-year period or of such determination ("Payment Day"), whichever first occurs, and each installment thereafter shall be due on the corresponding Payment Day of each succeeding month. The balance of all unpaid principal and interest shall be due and payable on the Payment Day of the 84th month following the month in which the first installment is due.



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4.      CONDITIONS OF LENDING.

        The obligation of Lender to continue its performance under this Agreement and to make any further advances shall be conditioned on the following, which Tribe warrants and represents will be complied with: (a) that the Site can be utilized for the gaming purposes contemplated in compliance with applicable law including freedom from litigation or condemnation; (b) that the obligations of Tribe hereunder continue to be enforceable; (c) the issuance by the Tribe (or its Gaming Commissioner or other authorized agency or official) and any other governmental agency so required under law (including but not limited to IGRA) or in any Compact applicable under IGRA, of a license authorizing Lender (as both Lender under the Loan Documents and Manager under the Management Contract) and its officers, directors, shareholders, affiliates, principals and financial sources, to the extent necessary for Lender to fulfill its obligations under the Loan Documents and as Manager under the Management Contract. Such license(s) shall not be revoked except for good and reasonable cause, after notice and hearing and after all appeal rights have been exhausted; (d) The Loan Documents shall have been duly executed; acknowledged (where appropriate), and delivered to Lender by the required parties, all in form and substance satisfactory to Lender, and recorded as reasonably required by Lender; (e) Lender shall have received approval of the Loan Documents by the BIA, NIGC and/or the Secretary, as Lender shall reasonably determine may be required so that such documents may be enforced in accordance with their terms;
(f) Lender shall have received evidence satisfactory to it that the Tribe is the beneficial owner of the Site and controls its title and use; (g) All representations and warranties made by Tribe in the Management Contract and the Loan Documents, including the Recitals, shall have been true and correct on and as of the date of each advance with the same effect as if made on such date;
(h) There shall have been no uncured defaults under the Management Contract and Loan Documents, regardless of whether any applicable grace period has expired or Government Agency approval has been obtained.

5.      NONWAIVER.

        The failure of Lender to demand the satisfaction of any one or more of the foregoing conditions precedent as to the initial and/or any subsequent advance under the Note will not constitute a waiver of such condition as to any later advances or in any manner prejudice the rights of Lender thereafter to require full compliance with the terms of this Agreement.

6.      ADVANCES, RECORDS AND AUDITS.

        Advances to meet the purposes set forth in this Agreement will be made by Lender from time to time on the written request of Tribe accompanied by all written supporting documentation as Lender shall reasonably require to ensure that the funds shall be used for the intended purposes and no other, including but not limited to such invoices, receipts, inventories, certificates of insurance, surveys, title policy endorsements, lien waivers, certificates relating to the provisions of this Agreement, and such other instruments as might reasonably be required by Lender. Tribe's requests shall be made on the form prescribed by Lender. Tribe shall keep current books and records in accordance with generally accepted accounting principles as to all advances received and expended. Lender shall have access, for the purpose of inspection, auditing and copying, to all such books and records at all reasonable times and places.



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7.  REPRESENTATIONS AND WARRANTIES.

     Tribe's representations and warranties, as set forth in the Notes, are hereby incorporated by reference as if fully set forth hereat.

8.  DEFAULT.

     8.1 Tribe's Default. Lender may terminate all obligations of Lender to make further disbursements under the Management Contract and Loan Documents, and Lender may declare the Note and all other indebtedness and obligations of Tribe owing to Lender to be immediately due and payable under the terms set forth in the Note, which are hereby incorporated by reference as if fully set forth hereat.

9.  ARBITRATION; COURTS; IMMUNITY WAIVER.

     9.1 Arbitration. All disputes arising under the Loan Documents shall be resolved as provided in Article XIX (including all subsections) and Article XX (including all subsections) of the Management Contract, and such provisions, including but not limited to all consents to the jurisdiction of arbitration tribunals and courts and waivers of sovereign immunity in connection therewith, are hereby expressly repeated and incorporated by reference as if fully set forth hereat, with those changes being implied as may be necessary because of the difference between the obligations herein and the identity of the parties (for example, "Creative" in the Management Contract shall be equivalent to "Lender" herein; "Contract" shall mean "Loan Documents" or any of them, and so forth) to give effect to the intent of this Section 9 to provide the same resolution and remedies as provided therein.

10.  MISCELLANEOUS.

     10.1 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right or remedy hereunder, or otherwise provided by law or equity, will operate as a waiver thereof. Each right and remedy provided under the Management Contract and Loan Documents is distinct and cumulative to all other rights or remedies provided thereunder or afforded by law or equity, and may be exercise concurrently, independently, or successively, in any order whatsoever.

     10.2 Survival of Representations. All representations and warranties made herein shall survive the Loan hereunder and the delivery of the Management Contract and Loan Documents.

     10.3 No Third Party Beneficiaries or Assignment. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their approved successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     10.4 Approvals. When approval by any party is required hereunder, such approval will not be unreasonably withheld or delayed.

     10.5 Notices. Any notices, requests, demands or other communications required or permitted hereunder shall be sufficient if made in writing and (i) delivered personally, or (ii) sent by certified mail, postage prepaid, return receipt requested and addressed to the appropriate party at its address(es) as set


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out in the Management Contract, which addresses are hereby incorporated by reference, or to such other address as such party may substitute by written notice as above provided.

        10.6 Binding Effect; Joint and Several Liability; Agents. This Agreement shall be binding on Tribe and Lender and their approved successors and assigns and will inure to the benefit of Tribe and Lender and their approved successors and assigns. In exercising any rights hereunder or taking any action provided for herein, Lender may act through its employees, agents or independent contractors as authorized by Lender.

Executed and delivered as of the date first above written.

"TRIBE"                                 "LENDER"
Eastern Shawnee Tribe of Oklahoma       Creative Gaming International, Inc.

/s/ George J. Captain                   /s/ Peter J. Jegou
- - ---------------------------------       -----------------------------------

By:  George J. Captain                  By: Peter J. Jegou
Title: Chief                            Title: CEO



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